UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 23, 2011

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On August 23, 2011, Jeffrey T. Arnold, Chairman and Chief Architect of Sharecare, Inc. and Chief of Global Digital Strategy for Discovery Communications, resigned as a member of our board of directors in order to focus on the significant responsibilities he retains in these companies and is consequentially limiting his outside board activities. Mr. Arnold confirmed that there were no disputes or disagreements with our management or other members of our board in connection with his decision to resign as a director. Mr. Arnold has been a valuable member of our board since 1999, including having served as the chairman of our nominating and governance committee, and we thank him for his over twelve years of board service.

     K. Robert Draughon was appointed to our board on August 23, 2011 by the unanimous vote of our board to fill the vacancy created by Mr. Arnold’s resignation. Mr. Draughon is chief executive officer and chief financial officer of Press Ganey Associates, Inc., a leader in quality measurement and performance improvement solutions for the health care industry. Prior to joining Press Ganey, he served in a variety of roles in finance and corporate development at HLTH Corporation and its subsidiary, WebMD Health Corp., including as chief financial officer of WebMD prior to its merger with HLTH. Mr. Draughon graduated from the Fuqua School of Business at Duke University with a master’s degree in business administration and from Wake Forest University with a bachelor’s degree in economics.

     Our board has determined that Mr. Draughon is an independent director within the meaning of the rules of the New York Stock Exchange and our corporate governance guidelines, is an audit committee financial expert pursuant to the rules of the SEC and has accounting or related financial management expertise as required by the NYSE rules. He will serve as a member of our audit committee. Mr. Draughon has not entered into any plan, contract or arrangement with us in connection with his election as a director. He will be entitled to our standard non-employee director compensation. Mr. Draughon will stand for election at our 2012 annual meeting of shareholders, along with all of our directors.

     John R. Harris agreed to fill the vacancy created by Mr. Arnold’s resignation and assume the role of chairman of our nominating and corporate governance committee.

     On August 23, 2011, we issued a press release announcing Mr. Arnold’s departure and the appointment of Mr. Draughon. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated hereby reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated August 23, 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: August 23, 2011	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Senior Vice President – Legal, General
Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated August 23, 2011.